Exhibit 10.2

[FORM OF]

HARRIS TEETER SUPERMARKETS, INC.

OUTSIDE DIRECTOR

NONSTATUTORY STOCK OPTION AGREEMENT

Pursuant to the

HARRIS TEETER SUPERMARKETS, INC. 2011 INCENTIVE COMPENSATION PLAN

THIS OUTSIDE DIRECTOR NONSTATUTORY STOCK OPTION AGREEMENT (the “Award Agreement”), made and entered into as of the ____ day of _______________, (the “Grant Date”) by and between Harris Teeter Supermarkets, Inc., a North Carolina corporation (the “Corporation”) and the optionee, _________________(the “Participant”), set forth on the Notification of Grant Award that will be sent to the Participant separately (the “Notice”), the terms of which are incorporated herein by reference.  All capitalized terms used but not defined herein shall have the same meaning as set forth in the Harris Teeter Supermarkets, Inc. 2011 Incentive Compensation Plan, as amended modified or supplemented from time to time pursuant to the terms thereof (the “Plan”) unless the context clearly indicates otherwise.  Pursuant to Section 10 of the Plan, references herein to the Committee shall, where context reasonably requires, be read instead as references to the independent members of the Board.

WHEREAS, the Corporation has adopted the Plan; and

WHEREAS, the Participant is an Outside Director of the Corporation and therefore is eligible to participate under the Plan; and

WHEREAS, pursuant to the Plan, an Outside Director may be granted a Nonstatutory Stock Option under the Plan;

NOW, THEREFORE, the Corporation and the Participant agree as follows:

1.

Subject to the terms and conditions set forth herein, in the Plan and in the Notice, the Corporation grants to the Participant, during the period commencing on the Grant Date and ending on the expiration date specified in the Notice (the “Option Period”), the right to purchase from the Corporation (the “Stock Option”), up to but not exceeding in the aggregate that number of shares of the Corporation’s common stock (the “Company Stock”) set forth in the Participant’s Notice at the price per share specified in the Notice (the “Option Price”), which Stock Option may be exercised in whole or in part, from time to time during the Option Period, subject to the terms and conditions provided in the Notice and this Award Agreement.  For purposes clarity, the Participant is fully vested in this Stock Option as of the Grant Date.

2.

The Stock Option granted to the Participant hereunder may not be exercised after the expiration of the Option Period; provided, however, that the Stock Option shall be subject to termination before the expiration of the Option Period as provided in Sections 3(b) or 3(c) hereof.

3.

The Stock Option hereby granted shall terminate and be of no force or effect upon the first to occur of the following events:

(a)

The expiration of the Option Period;

(b)

Except as set forth in Section 3(c) hereof, the expiration of three months after the Participant ceases to be an Outside Director; or

(c)

If the Participant (i) ceases to be an Outside Director by reason of the Participant’s death or Disability (defined as an injury or illness resulting in the inability of a Participant to engage in the Participant’s profession by reason of any medically determinable physical or mental impairment which can be expected to result in death or which is to last or can be expected to last for a continuous period of not less than twelve months) or (ii) dies within three (3) months after the Participant ceases to be an Outside Director, the first to occur of (A) the expiration of one (1) year after such date of death or Disability and (B) the end of the Option Period.  During such period the Stock Option may be exercised by the Participant (in the case of Disability) or the person to whom the Participant’s rights hereunder shall have passed by will or by the laws of descent and distribution.

4.

The Stock Option hereby granted shall be exercised by the Participant by written notice (signed by the Participant or the Participant’s successors) delivered to the plan administrator at its address or the Corporation at its offices at 701 Crestdale Road, Matthews, North Carolina 28105, Attention: Secretary, or such other address to which the Corporation’s office may be relocated, from time to time, on any business day, specifying the whole number of shares the Participant then desires to purchase and containing the representation that it is the Participant’s current intention to acquire the shares being purchased for investment and/or immediate sale (e.g. same-day-sale, cashless sale or cashless hold transaction).  Full payment for such shares of Company Stock being acquired hereunder must be made at the time the option is exercised and may be made in cash for an amount in U.S. dollars equal to the price of such shares being acquired as described in the Participant’s Notice.  Payment may also be made in shares of Company Stock previously held by the Participant or by combining cash and shares previously held.  Payment in shares may be made with shares received upon the exercise or partial exercise of the Stock Option hereby granted, whether or not involving a series of exercises or partial exercises and whether or not share certificates for such shares surrendered have been delivered to the Participant.  Shares of Company Stock previously held by the Participant, and surrendered in accordance with rules and regulations adopted by the Committee for the purpose of making full or partial payment of the price, shall be valued for such purpose at the Fair Market Value thereof on the date the Stock Option is exercised.  As soon as practicable after said notice shall have been received, the Corporation shall deliver (a) to the Participant a stock certificate (or electronic equivalent) registered in the Participant’s name representing the shares or (b) into the Participant’s account with the plan administrator shares acquired under this Stock Option.

5.

The Stock Option granted hereunder is a Nonstatutory Stock Option and is not intended to qualify for tax treatment under Code Section 422.

6.

As permitted under Section 8(d) of the Plan, the Participant may transfer the Stock Option for no consideration to or for the benefit of one or more members of the Participant’s “Immediate Family” (including, without limitation, to a trust for the benefit of the Participant and/or one or more members of the Participant’s Immediate Family or corporation, partnership or limited liability company established and controlled by the Participant and/or one or members of the Participant’s Immediate Family).  Any transferee shall remain subject to all terms and conditions applicable to such Stock Option prior to such transfer, including all provisions of this Agreement.  The Participant should consult with his tax advisor concerning the tax implications of transferring all or part of the Stock Option granted hereunder.  Any transfer of all or part of the Stock Option shall be made with notice to the Committee on forms approved by the Committee.  For purposes of this Award Agreement, the term “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

7.

Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the estate, personal representative, or beneficiary to whom this Stock Option may be transferred pursuant to Section 6 hereof or by will or by the laws of descent and distribution, it shall be deemed to include such person.

8.

The Participant shall not be deemed for any purpose to be a shareholder of the Corporation with respect to any shares of Company Stock subject to this Stock Option where such Stock Option has not been exercised and payment made as herein provided and a stock certificate (or electronic equivalent) for such shares actually issued to the Participant.  No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

9.

The existence of this Stock Option shall not affect in any way the right or power of the Corporation or its subsidiaries to make adjustments, reclassifications, reorganizations or other changes in the Corporation’s capital structure or its business, or to issue any bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Company Stock or the rights thereof, or to merge or consolidate, or to dissolve or liquidate, or to sell or transfer all or any part of its assets or business, or any other corporation act or proceeding, whether of a similar character or otherwise.

10.

The Corporation may delay delivery of any shares of Company Stock subject to this Stock Option until (a) the admission of such shares to listing on any stock exchange on which the Company Stock may then be listed, (b) receipt of any required representation by the Participant or completion of any registration or other qualification of such shares under any state or federal law or regulation that the Corporation’s counsel shall determine as necessary or advisable, and (c) receipt by the Corporation of advice by counsel that all applicable legal requirements have been complied with.  Additionally, the Participant may be required to execute a customary indication of the Participant’s investment intent and such other agreements as the Corporation deems necessary or appropriate to comply with applicable securities laws.

11.

Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement or the Participant’s Notice shall be determined by or in the manner specified by the Committee in its absolute and uncontrolled discretion, and the determinations or interpretations by the Committee shall be final, binding and conclusive on all persons affected thereby.  The Plan and Award Agreement may be amended, modified, discontinued or terminated as provided in Section 13 of the Plan.

12.

Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or electronically (if confirmed by the intended recipient) addressed as follows:  to the Secretary of the Corporation, at 701 Crestdale Road, Matthews, North Carolina 28105, or at such other address as the Corporation, by notice to the Participant, may designate in writing from time to time; to the Participant, at the Participant’s address as shown on the records of the Corporation, or at such other address as the Participant, by notice to the Corporation, may designate in writing from time to time.

13.

This Award Agreement constitutes the entire agreement between the Participant and the Corporation with respect to the Stock Option and is subject in all respects to the terms and conditions contained in the Plan and the Participant’s Notice which are incorporated herein by reference.  A copy of the Plan is available in Appendix A to the 2010 Ruddick Annual Report and Proxy Statement which may be found on the Company’s website at www.harristeeter.com.

14.

By accepting any of the benefits of this Stock Option award, the Participant indicates the Participant’s acceptance and agreement to the terms and conditions set forth in this Award Agreement, which, together with the terms of the Plan, shall become the Award Agreement with the Participant.  The Participant also hereby acknowledges receipt of a copy of the Plan and its prospectus via its availability on the Corporation’s applicable websites1 and agrees to all of the terms and conditions of the Plan, as it may be amended from time to time.  If the Participant does not have access to the internet, please contact the Corporation’s Secretary at the contact information listed above and the Corporation will provide you a hard copy of the Plan’s prospectus.

15.

It is intended that this Award Agreement is exempt from the requirements of Section 409A of the Code and Treasury Regulations thereunder (“Section 409A”) and this Award Agreement will be interpreted and operated consistently with that intent.  The Corporation has the authority to amend this Award Agreement to the extent necessary (including retroactively) in order to preserve its exemption from said Section 409A.  Neither the Corporation, its subsidiaries and affiliates, nor any directors, officers or employees thereof shall be liable for any taxes, penalties, fines or interest payments the Participant incurs as a result of a failure to comply with the requirements of Section 409A.

_____________________________

1 The Harris Teeter Supermarkets, Inc. 2011 Incentive Compensation Plan may be found as Appendix A to the 2010 Ruddick Annual Report and Proxy Statement which may be found under the link “Annual Reports” on the Company’s Investor Relations link at its website at www.harristeeter.com.  The Plan prospectus may be found on the Merrill Lynch Benefits OnLine website in the plan’s Communication Library.

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